Exhibit 33.4

MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) residential mortgage-backed securities issued on or after January 1, 2006, as listed in Appendix A, for which the Company provides the following servicing functions:

•	paying agent, securities administration and trustee; or

•	securities administration and paying agent; or

•	paying agent and trustee; or

•	paying agent

The Platform also includes certain transactions listed in Appendix B for which the Company is not a party to the transaction agreements, but for which securities administration servicing functions have been outsourced to the Company by a party to the transaction agreements.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii)-1122(d)(1)(iv), 1122(d)(2)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). Servicing criterion 1122(d)(1)(v) is applicable to the activities the Company performs with respect to the Platform for all transactions in the Platform, including those issued on or before November 23, 2015 for which compliance was previously assessed under other servicing criteria in accordance with the SEC Division of Corporation Finance’s Manual of Publicly Available Interpretations on Regulation AB and Related Rules, Interpretation 11.03, as applicable, as of and for the twelve months ended December 31, 2015; provided further that, Management has determined that servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements. With respect to servicing criterion 1122(d)(1)(ii), there were no activities performed during the twelve months ended December 31, 2015 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period: Twelve months ended December 31, 2015 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•	The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

•	The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

•	Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

By:	/s/ Karen Montbach

Its:	Managing Director

Dated: February 26, 2016

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

Deal Name	Deal Name	Deal Name
AHMA 2006-3	CMLTI 2006-NC2	CMLTI 2006-AR9
AHMA 2006-4	CMLTI 2006-WF1	CMLTI 2007-2
BAFC 2007-6	CMLTI 2006-WF2	CMLTI 2007-6
CMALT 2006-A1	CMLTI 2006-WFHE1	CMLTI 2007-AR1
CMALT 2006-A2	CMLTI 2006-WFHE3	CMLTI 2007-AR4
CMALT 2006-A3	CMLTI 2006-WFHE4	CMLTI 2007-AR5
CMALT 2006-A4	CMLTI 2006-WMC1	CMLTI 2007-AR7
CMALT 2006-A5	CMLTI 2007-10	CMLTI 2007-AR8
CMALT 2006-A6	CMLTI 2007-AHL1	CMS 2007-1
CMALT 2006-A7	CMLTI 2007-AHL2	CMS 2007-2
CMALT 2007-A1	CMLTI 2007-AMC1	CMS 2007-3
CMALT 2007-A2	CMLTI 2007-AMC3	CMSI 2006-1
CMALT 2007-A3	CMLTI 2007-WFHE1	CMSI 2006-2
CMALT 2007-A4	CMLTI 2007-WFHE2	CMSI 2006-3
CMALT 2007-A5	CMLTI 2007-WFHE3	CMSI 2006-4
CMALT 2007-A6	CMLTI 2007-WFHE4	CMSI 2006-5
CMALT 2007-A7	CMLTI 2008-2	CMSI 2006-6
CMALT 2007-A8	CMLTI HELOC 2006-NCB1	CMSI 2006-7
CMLTI 2006-WFHE2	CMLTI 2006-4	CMSI 2007-4
CMLTI 2007-AHL3	CMLTI 2006-AR1	CMSI 2007-5
CMLTI 2006-AMC1	CMLTI 2006-AR2	CMSI 2007-6
CMLTI 2006-HE1	CMLTI 2006-AR3	CMSI 2007-7
CMLTI 2006-HE2	CMLTI 2006-AR5	CMSI 2007-8
CMLTI 2006-HE3	CMLTI 2006-AR6	CMSI 2007-9
CMLTI 2006-NC1	CMLTI 2006-AR7	CMSI 2008-1

Deal Name	Deal Name	Deal Name
CMSI 2008-2	PHH Mtge 2007-4 RMBS	SEMT 2012-1
CRMSI 2006-1	PHH Mtge 2007-5 RMBS	SEMT 2012-2
CRMSI 2006-2	PHH Mtge 2007-6 RMBS	SEMT 2012-3
CRMSI 2006-3	PMT 2013-J1	SEMT 2012-4
CRMSI 2007-1	SASCO BNC 07-3	SEMT 2012-5
CRMSI 2007-2	SASCO Lehman XS 2006-13	SEMT 2012-6
CSMC Trust 2012-9	SASCO Lehman XS 2006-17	SEMT 2013-1
HALO 2007-1	SASCO Lehman XS 2006-5	SEMT 2013-2
HALO 2006-2	SASCO Lehman XS 2006-9	SEMT 2013-3
HALO 2007-AR1	SASCO Lehman XS 2006-7	SEMT 2013-4
HALO 2007-WF1	SASCO 2006-3H	SEMT 2013-6
HASCO 2006-HE2	SASCO 2006-S2	SEMT 2013-7
HASCO 2007-OPT1	SASCO 2006-S4	SEMT 2014-1
LMT 2006-1	SASCO 2006-S3	SEMT 2014-2
LMT 2006-3	SEMT 2013-8	SEMT 2014-3
LMT 2006-4	SEMT 2013-9	SEMT 2014-4
LXS 2006-1	SEMT 2013-10	SEMT 2015-1
LXS 2007-11	SEMT 2013-11	SEMT 2015-2
PHH Mtge 2006-1 RMBS	SEMT 2013-12	SEMT 2015-3
PHH Mtge 2006-2 RMBS	WAMU 2007-HE2	SEMT 2015-4
PHH Mtge 2006-3 RMBS	WAMU 2007-HE3
PHH Mtge 2006-4 RMBS	WAMU 2007-HE4
PHH Mtge 2007-1 RMBS	SEMT 2010-H1
PHH Mtge 2007-2 RMBS	SEMT 2011-1
PHH Mtge 2007-3 RMBS	SEMT 2011-2

Appendix B

Mortgage-backed Transactions and Securities Constituting the Platform1

Deal Name
RALI06QH1
RALI06QO1
RALI06QO10
RALI06QO2
RALI06QO3
RALI06QO4
RALI06QO5
RALI06QO6
RALI06QO7
RALI06QO8
RALI06QO9
RALI07QH1
RALI07QH2
RALI07QH3
RALI07QH4
RALI07QH5
RALI07QH6
RALI07QH7
RALI07QH8
RALI07QH9
RALI07QO1
RALI07QO2
RALI07QO3
RALI07QO4
RALI07QO5

[1]	The transactions listed consist of certain transactions for which the Company is not a party to the transaction agreements, but for which securities administration servicing functions have been outsourced to the Company by a party to the transaction agreements with respect to servicing criteria 1122(d)(1)(v), 1122(d)(3)(i)(A), 1122(d)(3)(i)(B) and 1122(d)(3)(i)(D), as well as 1122(d)(3)(ii), but only as it relates to the allocation of amounts due to investors in accordance with the distribution priority and other terms set forth in the transaction agreements.